EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUTING FIRM

We consent to the inclusion in the Post-Effective Amendment No. 2 to the Form S-1 Registration Statement (Registration N0. 333-118745) of Axion Power International, Inc. of our report, dated April 15, 2006, on our audit of the consolidated financial statements of Axion Power International, Inc. for the year ended December 31, 2005. We also consent to the reference of our firm under the heading “Experts” in such registration.

/s/ FREED MAXICK & BATTAGLIA, CPAs, PC

Buffalo, NY
May 3, 2006